Exhibit 7



                                        May 24, 1999



Mr. Sol Price, Trustee
Price Charitable Remainder Trust
Price Family Charitable Trust
Marion Brodie Trust
7979 Ivanhoe Avenue, Suite 520
La Jolla, California  92037

          Re:  Limited Power of Attorney

Dear Mr. Price:

     The undersigned has agreed to act as Escrow Agent under Escrow Instructions dated May 17, 1999, between myself, Excel Legacy Corporation, a Delaware Corporation, yourself as Trustee of the above-referenced Trusts and as Attorney-in-Fact for certain holders of common stock of Price Enterprises Inc. ("PREN") and PREN itself. It is my understanding that such a transaction may require the reporting to the Securities and Exchange Commission (SEC") as a part of a "group" as defined by the SEC.

     To facilitate such reporting, the undersigned hereby grants you my Limited Power of Attorney with regard to the above-referenced shares of stock to:

     File with the Securities and Exchange Commission a Form 13-D that reports the transaction as a part of a "group" as defined by the SEC (without necessarily admitting that such a "group" is constituted).

                                        Sincerely,



                                        By:
                                            -----------------------------------
                                            James F. Cahill
                                            Escrow Agent